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                                  EXHIBIT 32.1

         CERTIFICATIONS PURSUANT TO RULES 13a-14(b) and 15d-14(b) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         In connection with the Quarterly Report of The Bon-Ton Stores, Inc. on Form 10-Q for the period ending August 2, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of The Bon-Ton Stores, Inc., certifies pursuant to 18 U.S.C. Section 1350, that, to his respective knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Bon-Ton Stores, Inc.

         DATE: September 15, 2003                 By: /s/ Tim Grumbacher
                                                      --------------------------
                                                      Tim Grumbacher
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                                  By: /s/ James H. Baireuther
                                                      --------------------------
                                                      James H. Baireuther
                                                      Vice Chairman, Chief
                                                      Administrative Officer and
                                                      Chief Financial Officer

A signed original of this written statement has been provided to The Bon-Ton Stores, Inc. and will be retained by The Bon-Ton Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.